CONVERSION AGREEMENT

THIS CONVERSION AGREEMENT (this “Agreement”) is made and entered into as of ______________, 2017, between Car Charging Group, Inc., a Nevada corporation (“CCGI”), and the undersigned holder (“Holder”) of shares of CCGI’s preferred stock Series B, $.001 par value per share (the “Preferred Stock Series B”).

RECITALS

WHEREAS, Holder owns 8,250 shares of Preferred Stock Series B pursuant to the confirmed Joint Chapter 11 Plan of Reorganization (the “Plan”) filed by Electric Transportation Engineering Corporation and its affiliates in the United States Bankruptcy Court for the District of Arizona, case no. 2-13-bk-16126, (the “Bankruptcy Case”) which Plan was confirmed by the Bankruptcy Court by Order dated April 10, 2015 (the “Order”);

WHEREAS, on December 31, 2016, pursuant to the Plan and Order, Holder gave notice to CCGI of its election to redeem 2,750 shares of its Preferred Stock Series B;

WHEREAS, CCGI has declined to honor such election;

WHEREAS, the shares of Preferred Stock Series B held by Holder are convertible into shares of CCGI’s common stock, no value per share (the “Common Stock”), at the option of Holder, pursuant to, and subject to the limitations set forth in, the “Amended and Restated Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock of Car Charging Group, Inc.” (“Series B Certificate); and

WHEREAS, CCGI has filed a Registration Statement on Form S-1 with the Securities and Exchange Commission (“SEC”); and

WHEREAS, the shares of Preferred Stock Series B are entitled to certain registration rights as set forth in the Series B Certificate; and

WHEREAS, CCGI has requested that, in conjunction with CCGI’s anticipated public offering (the “IPO”), Holder agree to convert its Preferred Stock Series B to a quantifiable number of shares of Common Stock and thus eliminate the possibility that the conversion of the Preferred Stock Series B could require CCGI to issue more shares of Common Stock to Holder than it actually had available in its treasury; and

WHEREAS, Holder is willing to agree to CCGI’s request under the terms and conditions set forth in this Agreement; and

WHEREAS, Holder and CCGI desire to enter into this Agreement to provide for the conversion of all shares of the Preferred Stock Series B held by Holder in exchange for CCGI granting certain additional registration rights to Holder, including those shares of Preferred Stock Series B that are not yet eligible for conversion under the Series B Certificate;

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Election to Convert.

a. Holder hereby elects to convert all 8,250 of its shares of Preferred Stock Series B held by Holder into shares of Common Stock in accordance with Section 6 of the Series B Certificate.

b. The conversion of shares of Preferred Stock Series B contemplated hereby shall be effective upon the date on which CCGI and its underwriter determines the initial public offering price for the common stock to be offered by CCGI pursuant to the IPO.

c. In connection with the election made by Holder hereby, Holder is delivering with this executed Agreement an executed conversion notice (“Notice of Conversion”) which constitutes the written instructions which Holder is required to deliver to CCGI pursuant to Section 6 of the Series B Certificate.

2. Additional Consideration.

a. As additional consideration for Holder’s election to convert all the shares of Preferred Stock Series B, CCGI hereby agrees to issue to Holder Common Stock equal to 15% of the Common Stock issued to Holder at the time the Preferred Stock Series B is converted to Common Stock.

b. For the avoidance of doubt, CCGI shall issue to Holder, upon conversion, Common Stock with a total dollar value, calculated according to the IPO price, of $948,750 (comprised of $825,000 for the Preferred Stock Series B and $123,750 for the additional consideration referenced in the preceding Section 2a). Thus, and by way of example only, if the public offering price is $10 per share, CCGI will issue 9,487.50 shares of Common Stock to Holder.

3. Issuance of Shares of Common Stock. Immediately upon conversion, CCGI shall cause to be issued and delivered to Holder a certificate representing the shares of Common Stock issued to and registered in Holder’s name.

4. Limitations on Resale. Holder hereby covenants and agrees that Holder (i) will not sell or otherwise dispose of the Shares except pursuant to an effective registration statement (the “Registration Statement”) under the Securities Act, or (ii) will comply with the requirements of the Securities Act when selling or otherwise disposing of the Shares, including, but not limited to, Rule 144 promulgated by the Securities & Exchange Commission and/or the prospectus delivery requirements of the Securities Act. Whenever CCGI proposes to register the offer and sale of any shares of its common stock under the Securities Act (other than pursuant to the S-1 registration referenced herein),CCGI shall give prompt written notice (in any event no later than 30 days prior to the filing of such Registration Statement) to the Holder of its intention to effect such a registration and will include the Common Stock in such Registration Statement if Holder has delivered to CCGI within 15 days after CCGI’s notice has been given to each such holder (a “Piggyback Registration”). CCGI may postpone or withdraw the filing or the effectiveness of the Registration Statement which includes the Piggyback Registration at any time in its sole discretion.

5. CCGI covenants that it will comply, on a timely basis, with all filing requirements necessary to enable Holder to utilize Rule 144 to dispose of the Common Stock in compliance with that rule. CCGI will cooperate with Holder at the end of six months after issuance of the Common Stock to Holder to enable Holder, at its option, to sell the Common Stock in the open market.

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6. Further Assurances. Each of Holder and CCGI agrees that it will make, execute and deliver any and all such other instruments, instructions and documents and will do and perform any and all such further acts as shall become necessary, proper or convenient to carry out or effectuate the respective covenants, promises and undertakings set forth herein.

7. Enforceability. If and to the extent any provision herein is held invalid or unenforceable at law, then such provision will be deemed stricken from this Agreement and the remainder of the Agreement will continue in effect and be valid and enforceable to the fullest extent permitted by law.

8. Governing Law. This Agreement shall be deemed executed in the State of Nevada and is to be governed by and construed under Nevada law, without regard to its choice of law provisions.

9. Waivers. To the extent any provision or term of this Agreement is inconsistent with the Series B Certificate, each of CCGI and Holder waives the applicability of the Series B Certificate, and this Agreement shall take precedence with respect to such inconsistency.

10. Representations and Warranties. Each of Holder and CCGI represents and warrants to the other that this Agreement, and each provision hereof, has been authorized and approved by the appropriate person of each party, and will, upon execution, be fully enforceable according to its terms. CCGI further represents and warrants that no holders of any other of its securities, nor any of its creditors, has the right to object to the terms of this Agreement and this Agreement does not violate the terms of any agreement, certificate of designations and preferences, or any other instrument setting forth the terms of any class of its securities whatsoever. CCGI shall defend, indemnify, and hold Holder harmless against any and all loss, damage, or injury resulting or arising from a breach of any of these representations and warranties.

11. Entire Agreement. This Agreement (along with the Notice of Conversion) is the entire agreement between Holder and CCGI and may not be modified or amended except by a written instrument signed by each of Holder and CCGI. Each of Holder and CCGI has read this Agreement, understands it and agrees to be bound by its terms and conditions. There are no understandings with respect to the subject matter hereof, express or implied, that are not stated herein. This Agreement may be executed in counterparts, and signatures exchanged by facsimile or other electronic means are effective for all purposes hereunder to the same extent as original signatures.

12. Specific Performance. Each party to this Agreement acknowledges and agrees that any breach by any of them of this Agreement may cause another party irreparable harm which may not be adequately compensable by money damages. Accordingly, in the event of a breach or threatened breach by a party of any provision of this Agreement, each other party shall be entitled to seek the remedies of specific performance, injunction or other preliminary or equitable relief, without having to prove irreparable harm or actual damages. The foregoing right shall be in addition to such other rights or remedies as may be available to any party for such breach or threatened breach, including but not limited to the recovery of money damages.

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13. Costs of Enforcement. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys’ fees.

14. Amendment and Waiver. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by CCGI and Holder. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

15. Successors and Assigns; Assignment. Except as otherwise provided in this Agreement, the rights and obligations of the parties under this Agreement will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.

16. Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal or unenforceable provision shall be reformed and construed so that it will be valid, legal and enforceable to the maximum extent permitted by law.

17. Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (a) at the time of personal delivery, if delivery is in person; (b) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States; or (c) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. All notices for delivery outside the United States will be sent by express courier. All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth below the signature lines of this Agreement or at such other address as such other party may designate by one of the indicated means of notice herein to the other party hereto. A “business day” shall be a day, other than Saturday or Sunday, when the banks in the city of Phoenix, Arizona are open for business.

18. Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

19. Titles and Headings; Recitals. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement. The recitals are incorporated into this Agreement by reference and made an integral part hereof.

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20. Miscellaneous. This Agreement may be executed in one or more counterparts, which shall together constitute one agreement.

21. Bankruptcy Court Approval. The Agreement is subject to final approval by the Bankruptcy Court in the Bankruptcy Case which approval shall be sought by Holder immediately after execution of this Agreement by each of the parties hereto.

IN WITNESS WHEREOF, each of the parties hereto has executed and delivered this Agreement or caused this Agreement to be executed and delivered by its duly authorized representative, all as of the day and year first written above.

HOLDER:

ECOtality Consolidated Liquidating Trust

By:
Carolyn J. Johnsen, Trustee

CCGI:

Car Charging Group, Inc.

By:
Name:
Its:	Chief Executive Officer

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CONVERSION NOTICE

Reference is made to that certain Conversion Agreement dated as of ________, 2017 (the “Conversion Agreement”), between the undersigned (“Holder”) and Car Charging Group, Inc., a Nevada corporation (“CCGI”). Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms as set forth in the Conversion Agreement.

Holder hereby elects to convert, as of the Effective Date, all shares of Preferred Stock Series B held by Holder into shares of Common Stock in accordance with the terms of the Conversion Agreement and the Series B Certificate. Such shares of Common Stock issuable in connection with this Conversion Notice and the Conversion Agreement (the “Shares”) shall be issued in the name of the Holder, and certificates representing the Shares shall delivered to the address of Holder as such information appears on the stock register maintained by CCGI. Holder is also delivering herewith all certificates representing the shares of Preferred Stock Series B which have been issued to Holder by CCGI and are being converted hereby.

Holder hereby covenants and agrees that Holder (i) will not sell or otherwise dispose of the Shares except pursuant to an effective registration statement (the “Registration Statement”) under the Securities Act, or (ii) will comply with the requirements of the Securities Act when selling or otherwise disposing of the Shares, including, but not limited to, Rule 144 promulgated by the Securities & Exchange Commission and/or the prospectus delivery requirements of the Securities Act.

HOLDER:

ECOtality Consolidated Liquidating Trust

By:
Name:	Carolyn J. Johnsen, Trustee

CCGI:

Car Charging Group, Inc.

By:
Name:
Its:	Chief Executive Officer

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